Exhibit 10.1

Execution Version

LIMITED WAIVER

This LIMITED WAIVER (this “Agreement”) dated as of August 13, 2020 is by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation (the “Urban Outfitters”), URBN Canada Retail, Inc., a British Columbia company (“URBN Canada” and together with Urban Outfitters and their Subsidiaries, the “Company”), the Subsidiary Borrowers and other Loan Parties listed on the signature pages hereof, the Lenders listed on the signature pages hereof, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of June 29, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Subsidiary Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

PRELIMINARY STATEMENTS

The Company has delivered (a) a Borrowing Base Certificate for the period ending May 31, 2020 reflecting Aggregate Availability of $5,986,000 and (b) a Compliance Certificate for the period of four fiscal quarters ended April 30, 2020 reflecting a Fixed Charge Coverage Ratio of 0.00 to 1.00.

The Fixed Charge Coverage Ratio covenant in Section 6.12 of the Credit Agreement was triggered on May 31, 2020 because Aggregate Availability was less than $28,000,000 (the “Applicable Trigger Amount – Level I” as defined in Section 1.01 of the Credit Agreement) on such date.  Pursuant to Section 6.12 of the Credit Agreement, the first test date for the Fixed Charge Coverage Ratio covenant was April 30, 2020 and there occurred an Event of Default under Article VII, Section (d) of the Credit Agreement as of May 31, 2020 due to the Fixed Charge Coverage Ratio being less than 1.00 to 1.00 on April 30, 2020 (the “FCCR Event of Default”).

The monthly financial statement delivery obligation in Section 5.01(c) of the Credit Agreement was triggered on May 31, 2020 because Aggregate Availability was less than $35,000,000 (the “Applicable Trigger Amount – Level II” as defined in Section 1.01 the Credit Agreement) on such date.  There occurred an Event of Default under Article VII, Section (e) of the Credit Agreement as of July 5, 2020 due to the Company’s failure to deliver the monthly financial statements referenced in Section 5.01(c) of the Credit Agreement for the month ending May 31, 2020 within 30 days after the end of such month (the “Monthly Financial Statements Event of Default”).

The weekly borrowing base delivery obligation in Section 5.01(g) of the Credit Agreement and the defined term “Borrowing Base Reporting Date” in Section 1.01 of the Credit Agreement was triggered on May 31, 2020 because Aggregate Availability was less than $35,000,000 on such date.  There occurred an Event of Default under Article VII, Section (e) of the Credit Agreement as of June 16, 2020 due to the Company’s failure to deliver the Borrowing Base Certificate pursuant to Section 5.01(g) of the Credit Agreement within four Business Days after the end of the week ending June 5, 2020 and for each subsequent week thereafter (each such occurrence, a “Weekly Borrowing Base Event of Default” and, together with the FCCR Event of Default and the Monthly Financial Statements Event of Default, the “Specified Events of Default”).

Aggregate Availability exceeded the Applicable Trigger Amounts as of June 17, 2020 and remains above such levels as of the date hereof and the Company has requested that the Administrative Agent and the Required Lenders (a) waive the Specified Events of Default, (b) waive testing of the Fixed Charge Coverage Ratio pursuant to Section 6.12 of the Credit Agreement for the period ending July 31, 2020 (the “July FCCR Test Waiver”), (c) waive the monthly financial statement delivery requirement in Section 5.01(c) of the Credit Agreement for the months ending June 30, 2020 and July 31, 2020 (the

“Monthly Financial Statements Waiver”) and (d) waive the weekly Borrowing Base Certificate delivery requirement in Section 5.01(g) of the Credit Agreement for all weeks ending prior to August 16, 2020 (the “Weekly Borrowing Base Waiver” and, together with the July FCCR Test Waiver and the Monthly Financial Statements Waiver, the “Limited Waivers”).

The Administrative Agent and the Required Lenders are willing to waive the Specified Events of Default and the Limited Waivers in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms.  Except as otherwise provided herein, all capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the preliminary statements hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.Waivers.  Subject to the terms and conditions set forth in this Agreement, as of the Agreement Effective Date the Administrative Agent and the Required Lenders hereby (i) waive the Specified Events of Default and any Default arising directly and solely therefrom and (ii) consent to the Limited Waivers.

3.Condition to Effectiveness.  The waivers in Section 2 of this Agreement shall become effective as of the date first written above (“Agreement Effective Date”) upon satisfaction of each of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)Agreement.  The Administrative Agent shall have received a copy of this Agreement duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.

(b)Fees and Expenses.  The Administrative Agent shall have received (a) a waiver fee for the benefit of each Lender signatory to this Agreement in the amount equal to 0.025% of such Lender’s Commitment as of the date of this Agreement and (b) all fees and expenses due and payable pursuant to the terms of the Credit Agreement (including the fees and expenses of counsel to the Administrative Agent).

(c)Miscellaneous.  The Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Agreement

4.Effect of this Agreement.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Company, any other Loan Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the

Administrative Agent or the Lenders, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Administrative Agent or any Lender, on the other hand.  References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5.Representations and Warranties/No Default.  By their execution hereof, each Loan Party hereby represents and warrants as follows:

(a)Such Loan Party has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(b)This Agreement and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Agreement and each other document executed in connection herewith.

(d)Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date).

(e)(i) Except for the Specified Events of Default, no Default or Event of Default has occurred and (ii) no Default or Event of Default is continuing or would result after giving effect to this Agreement.

6.Aggregate Availability Covenant.  Notwithstanding anything to the contrary in the Credit Agreement, (a) as of the Agreement Effective Date through and including August 16, 2020, Aggregate Availability shall equal or exceed the Applicable Trigger Amount (Level II) at all times and (b) as of August 17, 2020 through and including September 15, 2020 Aggregate Availability shall equal or exceed the Applicable Trigger Amount (Level I) at all times.  Notwithstanding anything to the contrary in the Credit Agreement, a breach of this Section 6 shall constitute an immediate Event of Default under Article VII of the Credit Agreement.

7.Reaffirmations.  Each Loan Party (a) agrees that the transactions contemplated by this Agreement shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms, ratifies and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

8.Miscellaneous.

(a)Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(b)Loan Document.  This Agreement shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(c)Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement

(d)Severability.  If any provision of any of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e)Entirety.  This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:URBAN OUTFITTERS, INC.

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

URBN CANADA RETAIL, INC.

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

URBN US RETAIL, LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

URBAN OUTFITTERS WHOLESALE, INC.

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

URBN PUERTO RICO RETAIL LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

Limited Waiver

Urban Outfitters

OTHER LOAN PARTIES:	U. O. REAL ESTATE HOLDING I LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

U. O. REAL ESTATE HOLDING II LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

U. O. REAL ESTATE LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

UO FENWICK, INC.

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

URBN PR HOLDING, INC.

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

URBN HOLDING LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

UO US LLC

By:  /s/ Frank Conforti

Name: Frank Conforti

Title: Chief Financial Officer

Limited Waiver

Urban Outfitters

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:  /s/ Donna DiForio

Name: Donna DiForio

Title:   Authorized Officer

Limited Waiver

Urban Outfitters

WELLS FARGO BANK, NATIONAL ASSOCIATION,

individually as a Lender

By:  /s/ Michael Stavrakos

Name:   Michael Stavrakos

Title:    Director

Limited Waiver

Urban Outfitters

Bank of America, N.A., individually as a Lender

By:  /s/ Peter M. Walther

Name:   Peter M. Walther

Title:    Senior Vice President

Limited Waiver

Urban Outfitters

HSBC BANK USA, NATIONAL ASSOCIATION, individually as a Lender

By:  /s/ Eric Fisch

Name:   Eric Fisch

Title:    Senior Vice President

Limited Waiver

Urban Outfitters